UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 22, 2009

SEQUENOM, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-29101	77-0365889
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3595 JOHN HOPKINS COURT

SAN DIEGO, CALIFORNIA 92121

(Address of Principal Executive Offices)

(858) 202-9000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On June 22, 2009, following a Markman (patent claim construction) hearing held on June 11, 2009, the parties in Beckman Coulter Inc. and Orchid Cellmark Inc. v. Sequenom, Inc. Case No. 08CV1013MMAPOR, filed a stipulation of dismissal in the United States District Court for the Southern District of California in which the parties stipulated that (i) the patent infringement action brought by Beckman Coulter and Orchid Cellmark against us was dismissed with prejudice, (ii) the counter claims brought by us against Beckman Coulter and Orchid Cellmark were dismissed without prejudice, and (iii) each party to the lawsuit agreed to bear its own attorneys’ fees and costs. We are not required to make any payments to Beckman Coulter or Orchid Cellmark nor are we required to take a license to the patents, and, as such, the conclusion of this litigation has no material adverse impact on our business, financial condition, or results of operation.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEQUENOM, INC.

	By:	/s/ Paul Hawran
Date: June 25, 2009		Paul Hawran
Chief Financial Officer

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